Exhibit 99.1

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	June 30, 2023	December 31, 2022
ASSETS:
Cash and cash equivalents	$20,983	$25,547
Accounts receivable, net of allowance for doubtful accounts of $209 and $544, respectively	58,120	63,164
Prepaid expenses and other current assets	9,941	3,506
Total current assets	89,044	92,217
Property and equipment, net	783	964
Operating lease right-of-use assets	4,278	5,202
Intangible assets, net	28,525	28,745
Goodwill	30,966	55,111
Other non-current assets	1,486	1,730
Total assets	$155,082	$183,969
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$13,303	$6,190
Accrued expenses and other current liabilities	27,469	35,626
Deferred revenue	895	1,014
Current portion of long-term debt	10,000	5,000
Current portion of operating lease liability	2,309	2,389
Total current liabilities	53,976	50,219
Long-term debt, net	27,989	35,594
Operating lease liability	2,734	3,743
Other non-current liabilities	2,248	458
Total liabilities	86,947	90,014
Contingencies (Note 10)
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 85,751,226 and 84,385,458, respectively; and Shares outstanding — 81,139,657 and 80,085,306, respectively (Note 7)	43	42
Treasury stock, at cost — 4,611,569 and 4,300,152 Shares, respectively (Note 7)	(11,407)	(11,171)
Additional paid-in capital	425,491	423,384
Accumulated deficit	(345,992)	(318,300)
Total shareholders' equity	68,135	93,955
Total liabilities and shareholders' equity	$155,082	$183,969

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$82,145	$98,361	$159,399	$187,424
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	59,540	70,026	117,812	137,589
Sales and marketing	4,215	4,484	9,028	8,336
Product development	4,615	4,802	9,553	9,357
General and administrative	3,941	11,688	16,266	22,975
Depreciation and amortization	3,095	3,332	5,454	6,639
Goodwill impairment and write-off of intangible assets	—	55,400	25,700	55,528
Loss on disposal of property and equipment	—	21	—	21
Total costs and expenses	75,406	149,753	183,813	240,445
Income (loss) from operations	6,739	(51,392)	(24,414)	(53,021)
Interest expense, net	(795)	(430)	(1,484)	(814)
Income (loss) before income taxes	5,944	(51,822)	(25,898)	(53,835)
Income tax expense	(1,693)	(5,122)	(1,794)	(5,122)
Net income (loss)	4,251	(56,944)	(27,692)	(58,957)

Basic and diluted income (loss) per share:
Basic	$0.05	$(0.70)	$(0.34)	$(0.73)
Diluted	$0.05	$(0.70)	$(0.34)	$(0.73)

Weighted average number of shares outstanding:
Basic	82,727,971	81,493,821	82,323,854	81,193,107
Diluted	82,752,646	81,493,821	82,323,854	81,193,107

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(27,692)	$(58,957)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,454	6,639
Non-cash loan amortization expense	133	135
Share-based compensation expense	1,997	1,851
Goodwill impairment	25,700	55,400
Write-off of intangible assets	—	128
Loss on disposal of property and equipment	—	21
Provision for bad debt	(92)	158
Deferred income taxes	—	—
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	5,136	(7,913)
Prepaid expenses and other current assets	(6,435)	488
Other non-current assets	244	(25)
Operating lease assets and liabilities, net	(165)	(85)
Accounts payable	7,113	913
Accrued expenses and other current liabilities	(9,147)	(451)
Deferred revenue	(119)	(177)
Other	(76)	(72)
Net cash provided by (used in) operating activities	2,051	(1,947)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(2,370)	(2,199)
Business acquisitions, net of cash acquired	(1,250)	(971)
Acquisition of property and equipment	(22)	(6)
Net cash used in investing activities	(3,642)	(3,176)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(2,500)	(2,500)
Debt financing costs	(237)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(236)	(448)
Net cash used in financing activities	(2,973)	(2,948)
Net decrease in cash and cash equivalents	(4,564)	(8,071)
Cash and cash equivalents at beginning of period	25,547	34,467
Cash and cash equivalents at end of period	$20,983	$26,396

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Adjusted EBITDA is defined as net income (loss) excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) goodwill impairment, (6) write-off of intangible assets, (7) acquisition-related costs, (8) restructuring and other severance costs, and (9) certain litigation and other related costs.

Adjusted net income (loss) is defined as net income (loss) excluding (1) share-based compensation expense, (2) goodwill impairment, (3) write-off of intangible assets, (4) acquisition-related costs, (5) restructuring and other severance costs, and (6) certain litigation and other related costs. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of adjusted EBITDA from net loss for the three and six months ended June 30, 2023 and 2022, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$4,251	$(56,944)	$(27,692)	$(58,957)
Income tax expense	1,693	5,122	1,794	5,122
Interest expense, net	795	430	1,484	814
Depreciation and amortization	3,095	3,332	5,454	6,639
Share-based compensation expense	936	863	1,997	1,851
Goodwill impairment	—	55,400	25,700	55,400
Write-off of intangible assets	—	—	—	128
Loss on disposal of property and equipment	—	21	—	21
Acquisition-related costs(1)(2)	562	579	1,185	1,137
Restructuring and other severance costs	—	38	480	38
Certain litigation and other related costs	(5,736)	596	(4,358)	1,998
Adjusted EBITDA	$5,596	$9,437	$6,044	$14,191

(1)	Balance includes compensation expense related to non-competition agreements entered into as a result of certain acquisitions.
(2)	Balance includes earn-out expense of $24 and $110 for the three and six months ended June 30, 2023, respectively, as a result of certain acquisitions.

Below is a reconciliation of adjusted net income (loss) and adjusted net income (loss) per share from net loss for the three and six months ended June 30, 2023 and 2022, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2023	2022	2023	2022
Net income (loss)	$4,251	$(56,944)	$(27,692)	$(58,957)
Share-based compensation expense	936	863	1,997	1,851
Goodwill impairment	—	55,400	25,700	55,400
Write-off of intangible assets	—	—	—	128
Loss on disposal of property and equipment	—	21	—	21
Acquisition-related costs(1)(2)	562	579	1,185	1,137
Restructuring and other severance costs	—	38	480	38
Certain litigation and other related costs	(5,736)	596	(4,358)	1,998
Adjusted net income (loss)	$13	$553	$(2,688)	$1,616
Adjusted net income (loss) per share:
Basic	$0.00	$0.01	$(0.03)	$0.02
Diluted	$0.00	$0.01	$(0.03)	$0.02
Weighted average number of shares outstanding:
Basic	82,727,971	81,493,821	82,323,854	81,193,107
Diluted	82,752,646	81,575,329	82,323,854	81,233,586

(1)	Balance includes compensation expense related to non-competition agreements entered into as a result of certain acquisitions.
(2)	Balance includes earn-out expense of $24 and $110 for the three and six months ended June 30, 2023, respectively, as a result of certain acquisitions.

We present adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented in this Quarterly Report on Form 10-Q.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of our overall financial performance as compared to adjusted EBITDA and the GAAP measure of net income (loss).

Adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure adjusted EBITDA, and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.